UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2007

BROOKE CORPORATION

(Exact name of registrant as specified in its charter)

KS	001-31698	48-1009756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10950 Grandview Drive, Suite 600, Overland Park, KS	66210
(Address of principal executive offices)	(Zip Code)

(913) 661-0123

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	— Entry into a Material Definitive Agreement

On February 8, 2007, Brooke Corporation (“Brooke”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Brooke Credit Corporation, its finance company subsidiary (“BCC”), Oakmont Acquisition Corp. (“Oakmont”), and Oakmont Kansas, Inc. Under the terms of the Merger Agreement, BCC will be merged with and into Oakmont (the “Merger”), and as a result BCC will become a public company with Brooke as its largest shareholder. A copy of the press release announcing these matters is attached as Exhibit 99.1 to this Form 8-K.

Oakmont is a blank check or special purpose acquisition company (SPAC) formed for the purpose of investing in an operating business to build long-term shareholder value. Oakmont was founded by Robert J. Skandalaris and Michael Azar, two executives with significant public company experience. At September 30, 2006, Oakmont had approximately $48.6 million in cash available for effecting a business combination. Additional information about Oakmont can be found at www.sec.gov.

Pursuant to the Merger Agreement, BCC will merge with and into Oakmont, with the surviving company operating under the name of “Brooke Credit Corporation.” At closing, Brooke and the warrant holders of BCC will receive merger consideration of approximately 17.5 million shares of Oakmont common stock with a current value of approximately $105.0 million. Brooke and the warrant holders of BCC will receive an additional 4.0 million shares of Oakmont common stock should BCC achieve adjusted earnings (as defined in the Merger Agreement) of $15.0 million in 2007, and an additional 1.0 million shares should BCC achieve adjusted earnings of $19.0 million based on the same computation in 2008. The contingent consideration has a current value of approximately $30.0 million.

The transaction has been approved by the boards of Brooke, BCC and Oakmont, but is subject to customary closing conditions including the approval of Oakmont’s stockholders. In addition, the closing is conditioned on the holders of fewer than 20% of the shares of common stock of Oakmont issued in its initial public offering voting against the transaction and electing to convert those shares into cash, as permitted by Oakmont’s certificate of incorporation. The transaction is scheduled to close during the second quarter of 2007.

The Merger Agreement contains certain termination rights for both Brooke and Oakmont in certain circumstances.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement has been filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Brooke, BCC or Oakmont. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Brooke, BCC or Oakmont or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Brooke’s or Oakmont’s public disclosures.

Important Additional Information will be filed with the SEC:

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In connection with the proposed Merger, Oakmont will prepare a preliminary proxy statement and definitive proxy statement for the stockholders of Oakmont to be filed with the Securities and Exchange Commission (“SEC”). Stockholders of Oakmont are advised to read, when available, Oakmont’s preliminary proxy statement and definitive proxy statement in connection with Oakmont’s solicitation of proxies for the special meeting because these statements will contain important information regarding Brooke Credit and the transaction. The definitive proxy statement will be mailed to Oakmont stockholders as of a record date to be established for voting on the merger. Oakmont stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Oakmont Acquisition Corp., 33 Bloomfield Hills Parkway, Suite 240. Bloomfield Hills, MI 48304. The preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the U.S. Securities and Exchange Commission’s internet site ( http://www.sec.gov ).

Brooke and Oakmont and their respective directors and officers may be deemed to be participants in the solicitation of proxies from Oakmont’s stockholders with respect to the Merger. Information about Oakmont’s directors and executive officers is available in its Form 10-K for the year ended December 31, 2005, filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the proxy statement to be filed by Oakmont with the SEC when it becomes available.

Item 9.01	— Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger dated February 8, 2007 by and among Oakmont Acquisition Corp., Oakmont Kansas, Inc., Brooke Credit Corporation and Brooke Corporation.*

99.1	Press Release of Brooke Corporation issued February 8, 2007.

Exhibit 99.1 is being furnished, not filed, with this Current Report on Form 8-K. Accordingly, Exhibit 99.1 will not be incorporated by reference into any other filing made by Brooke with the SEC, unless specifically identified therein as being incorporated therein by reference.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Brooke agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

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SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROOKE CORPORATION

Date: February 8, 2007	By:	/s/ Anita F. Larson
Anita F. Larson
President and Chief Operating Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated February 8, 2007 by and among Oakmont Acquisition Corp., Oakmont Kansas, Inc., Brooke Credit Corporation and Brooke Corporation.*

99.1	Press Release of Brooke Corporation issued February 8, 2007.

Exhibit 99.1 is being furnished, not filed, with this Current Report on Form 8-K. Accordingly, Exhibit 99.1 will not be incorporated by reference into any other filing made by Brooke with the SEC, unless specifically identified therein as being incorporated therein by reference.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Brooke agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

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